EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS FISCAL 2021 FOURTH-QUARTER AND FULL-YEAR RESULTS

Record Fourth-Quarter Sales and Profit
Strong Written Order Trends Drive Record Backlog

MONROE, Mich., June 15, 2021--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported strong operating results for the fiscal 2021 fourth quarter and full year ended April 24, 2021.

Fiscal 2021 fourth quarter versus Fiscal 2020 fourth quarter:

•Consolidated sales increased 41% to $519.5 million
•Written same-store sales for the entire La-Z-Boy Furniture Galleries® network doubled, increasing 100%
•Consolidated operating margin:
◦GAAP: 9.6% versus 3.7%
◦Non-GAAP(1): 10.0% versus 9.3%
▪Wholesale(2): 10.2% versus 11.1%
▪Retail: 12.2% versus 10.8%
•Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):
◦GAAP: $0.81 versus $0.05
◦Non-GAAP(1): $0.87 versus $0.49
•The company returned $50 million to shareholders through share repurchases and dividends

Fiscal 2021 full year versus Fiscal 2020 full year:

•Consolidated sales increased 1.8% to $1.7 billion
•Written same-store sales for the entire La-Z-Boy Furniture Galleries® network increased 31%
•Consolidated operating margin:
◦GAAP: 7.9% versus 7.0%
◦Non-GAAP(1): 9.0% versus 8.2%
▪Wholesale(2): 10.6% versus 10.6%
▪Retail: 7.7% versus 8.2%
▪Joybird became profitable
•Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):
◦GAAP: $2.30 versus $1.66
◦Non-GAAP(1): $2.62 versus $2.16
•Cash generated from operating activities of $310 million versus $164 million in the prior year

•Cash(3) at fiscal year end increased to $395 million versus $264 million in the prior year
•The company returned $61 million to shareholders through share repurchases and dividends

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy, said, "In an extremely difficult year marked by the pandemic, related macroeconomic uncertainty and supply chain disruption, we delivered strong results. Our start to the fiscal year in May 2020 came as the world was still in the early stages of its COVID-19 response. We had just restarted our plants after a month-long shutdown and retailers were slowly beginning to reopen. Progressing strongly from that starting point, for the fiscal 2021 full year, we delivered consolidated non-GAAP(1) operating margin of 9%, generated $310 million in cash from operations, and returned $61 million to shareholders through share repurchases and dividends. Additionally, we strengthened our business by significantly expanding production capacity, enhanced our retail platform, including the acquisition of the Seattle-based La-Z-Boy Furniture Galleries® stores, and turned Joybird profitable. All business units are experiencing record demand, demonstrating the strength of our brands in the marketplace combined with fantastic execution from all retail and sales teams. I thank every employee across the La-Z-Boy enterprise for their agility, hard work and dedication, all of which contributed to our excellent performance while in the midst of historic challenges.

"For the fiscal 2021 fourth quarter, record sales led to all-time record profits driven by increased production capacity, excellent performance by our company-owned La-Z-Boy Furniture Galleries® stores, and continued growth and profitability at Joybird. And, fiscal 2022 is off to a great start with continued robust written order rates and a record backlog, setting us up well for a strong year of shipments ahead."

Consolidated sales in the fourth quarter of fiscal 2021 increased 41.4% to $519.5 million versus the fiscal 2020 fourth quarter, which was impacted by COVID-19-related plant and retail closures. Consolidated GAAP operating margin increased to 9.6% versus 3.7% in the prior-year fourth quarter. Consolidated non-GAAP(1) operating margin improved to 10.0% versus 9.3% in last year’s fourth quarter, reflecting strong performance across all business units.

For the entire La-Z-Boy Furniture Galleries® network, written same-store sales doubled, increasing 100%, for the fiscal 2021 fourth quarter compared with the fiscal 2020 fourth quarter. Compared with the pre-pandemic fiscal 2019 fourth quarter, written same-store sales for the La-Z-Boy Furniture Galleries® network increased 29%.

For the fiscal 2021 fourth quarter, delivered sales in the company’s Wholesale(2) segment increased 40% to $384.0 million compared with the prior-year fourth quarter, which was impacted by COVID-19. Non-GAAP(1) operating margin for the Wholesale(2) segment was a healthy 10.2% versus 11.1% for the prior-year period, reflecting disciplined cost management on advertising which helped offset higher raw material and freight costs and expenses to expand production capacity to service record backlog. Last year's fourth quarter benefited from a one-time rebate of previously paid tariffs partially offset by higher bad debt expense.

Retail segment delivered sales increased 39% to $193.5 million in the fourth quarter of fiscal 2021 compared with the prior-year fourth quarter. Written same-store sales for the company-owned La-Z-Boy Furniture Galleries® stores more than doubled, increasing 114% in the quarter, reflecting positive trends across all sales metrics, including traffic, conversion and average ticket, versus last year's fourth quarter which included store closures during the last four weeks of the period. Non-GAAP(1) operating margin for the Retail segment was 12.2% in the fiscal 2021 fourth quarter versus 10.8% in last year’s fourth quarter, primarily driven by fixed-cost leverage on higher delivered sales volume.

Within Corporate & Other, Joybird sales more than doubled compared with the prior-year quarter, increasing 144% to $37.7 million. Written sales increased 125% compared with the prior-year quarter, reflecting ongoing strong order trends and the strength of the brand in the online marketplace. For the third consecutive quarter, Joybird posted strong gross margins, delivered profitable growth and increased conversion rates while increasing its marketing spend to drive customer acquisition.

GAAP diluted EPS was $0.81 for the fiscal 2021 fourth quarter versus $0.05 in the prior-year quarter. Non-GAAP(1) diluted EPS was $0.87 versus $0.49 in last year’s fourth quarter.

Balance Sheet and Cash Flow

For fiscal 2021, the company generated $310 million in cash from operating activities, reflecting strong profit performance and a $140 million increase in customer deposits from written orders for the company's Retail segment and Joybird. La-Z-Boy ended the period with $395 million in cash(3) and no debt, compared with $264 million in cash(3) and $75 million in short-term borrowings at the end of fiscal 2020. The company holds $32 million in investments to enhance returns on cash versus $29 million at the end of fiscal 2020. In fiscal 2021 the company spent $8 million related to acquisitions, invested $38 million in the business through capital expenditures, paid $17 million in dividends and spent $44 million repurchasing approximately 1.1 million shares of stock in the open market under its existing authorized share repurchase program, leaving 3.4 million shares available for repurchase under the program as of April 24, 2021.

Business Outlook

Demand trends remain strong across the business with backlog at record levels. The company anticipates ongoing incremental increases in manufacturing capacity throughout fiscal 2022 that will enable higher delivered sales, but expects ongoing global supply chain disruptions and headwinds related to raw materials and freight costs will cause some volatility in results. In the short term, the company expects a temporary negative impact to profit margins versus very strong fourth-quarter results due to dramatic raw material price increases which will only be offset by previously announced pricing actions as the company works through its backlog in the back half of the year.

Incoming order rates and backlog will mitigate the usual seasonal slowdown associated with the first quarter. However, as usual, capacity in the first quarter is limited to 12 weeks of production/shipments to enable a shutdown week in July for maintenance for most of the company’s plants, compared with 13 weeks in the second and fourth quarters.

Whittington said, "As we look ahead, our prudent financial culture and strong cash position provide opportunities for investment in our next chapter of growth. For the immediate term, we are focused on continuing to increase capacity and deliver units while making investments in technology solutions across the company, our stores, and updating and expanding our plants, all to enhance the consumer experience, drive future growth and emerge stronger in a post-pandemic environment."

(1)Non-GAAP amounts for the full fiscal 2021 year exclude:
•purchase accounting charges related to acquisitions totaling $16.7 million pre-tax, or $0.33 per diluted share, primarily due to a write-up of the Joybird contingent consideration liability based on forecasted future performance, with $16.0 million included in operating income and $0.7 million included in interest expense;
•a charge of $3.8 million pre-tax, or $0.07 per diluted share, related to the company's business realignment initiative announced in June 2020; and
•income of $5.2 million pre-tax, or $0.08 per diluted share, related to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") recorded in other income related to the impact of employee retention credits.

Non-GAAP amounts for the full fiscal 2020 year exclude:
•a non-cash, non-tax deductible goodwill impairment charge of $26.9 million pre-tax, or $0.58 per diluted share;
•a non-cash charge of $6.0 million pre-tax, or $0.09 per share, related to an impairment for one investment;
•a purchase accounting net benefit of $1.4 million pre-tax, or $0.07 per diluted share, with a $2.1 million benefit included in operating income and $0.7 million expense included in interest expense

•a net benefit of $4.4 million pre-tax, or $0.07 per diluted share, related to the company's supply chain optimization initiative, including the closure and sale of the company's Redlands, California upholstery manufacturing facility and relocation of its Newton, Mississippi leather cut-and-sew operations; and
•a benefit of $1.9 million pre-tax, or $0.03 per diluted share, related to the 2019 termination of the company's defined benefit pension plan.

Non-GAAP amounts for the fourth quarter of fiscal 2021 exclude:
•purchase accounting charges related to acquisitions totaling $2.0 million pre-tax, plus related tax adjustments, or $0.06 per diluted share, primarily due to a write-up of the Joybird contingent consideration liability based on forecasted performance, with $1.9 million included in operating income and $0.1 million included in interest expense.

Non-GAAP amounts for the fourth quarter of fiscal 2020 exclude:
•a non-cash, non-tax deductible goodwill impairment charge of $26.9 million pre-tax, or $0.58 per diluted share;
•a purchase accounting net benefit of $5.9 million pre-tax, or $0.14 per diluted share, with a $6.1 million benefit included in operating income and $0.2 million included in interest expense; and
•a benefit of $0.1 million pre-tax, or $0.00 per diluted share, related to the company's supply chain optimization initiative, including the closure of the company's Redlands, California upholstery manufacturing facility.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Wholesale segment: Effective in the first quarter of fiscal 2021, in order to better align with the manner in which we view and manage the business, coupled with economic and customer channel similarities, the company revised its reportable operating segments by aggregating the former Upholstery segment with the former Casegoods segment to form the newly combined Wholesale segment. The change in reportable operating segments reflects how the company evaluates financial information used to make operating decisions. Prior-period results disclosed in this earnings release with respect to the Wholesale segment have been revised to reflect these changes.

(3)Cash includes cash, cash equivalents and restricted cash.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, June 16, 2021, at 8:30 a.m. Eastern time. The toll-free dial-in number is 844.602.0380; international callers may use 862.298.0970.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 41347. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2021 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 159 of the 354 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 354 stand-alone La-Z-Boy Furniture Galleries® stores and 561 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, which may exclude, as applicable, goodwill impairment charges, business realignment charges, purchase accounting charges, charges for our supply chain optimization initiative, an impairment charge for one investment, benefits from the CARES Act, and refunds related to terminating the company's defined benefit pension plan. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our COVID-19 Action Plan. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure, relocation and sale of certain manufacturing operations. The benefits from the CARES Act include the impact of employee retention credits. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes goodwill impairment charges and purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of goodwill impairment charges and purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and the charges related to the company’s supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes an impairment charge for one investment, benefits from the CARES Act and refunds related to the termination of the company's defined benefit pension plan when assessing the company's operating and financial performance due to the one-time nature of these transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible goodwill impairment charge and the adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands, except per share data)	4/24/2021	4/25/2020	4/24/2021	4/25/2020
Sales	$519,470	$367,281	$1,734,244	$1,703,982
Cost of sales	297,380	195,575	993,984	982,537
Gross profit	222,090	171,706	740,260	721,445
Selling, general and administrative expense	172,032	131,418	603,524	575,821
Goodwill impairment	—	26,862	—	26,862
Operating income	50,058	13,426	136,736	118,762
Interest expense	(287)	(400)	(1,390)	(1,291)
Interest income	199	692	1,101	2,785
Pension termination refund	—	—	—	1,900
Other income (expense), net	1,471	307	9,466	(6,983)
Income before income taxes	51,441	14,025	145,913	115,173
Income tax expense	13,484	10,649	38,384	36,189
Net income	37,957	3,376	107,529	78,984
Net income attributable to noncontrolling interests	(461)	(1,081)	(1,068)	(1,515)
Net income attributable to La-Z-Boy Incorporated	$37,496	$2,295	$106,461	$77,469

Basic weighted average common shares	45,739	45,962	45,983	46,399
Basic net income attributable to La-Z-Boy Incorporated per share	$0.82	$0.05	$2.31	$1.67

Diluted weighted average common shares	46,316	46,157	46,367	46,736
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.81	$0.05	$2.30	$1.66

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	4/24/2021	4/25/2020
Current assets
Cash and equivalents	$391,213	$261,553
Restricted cash	3,490	1,975
Receivables, net of allowance of $4,011 at 4/24/2021 and $7,541 at 4/25/2020	139,341	99,351
Inventories, net	226,137	181,643
Other current assets	165,979	81,804
Total current assets	926,160	626,326
Property, plant and equipment, net	219,194	214,767
Goodwill	175,814	161,017
Other intangible assets, net	30,431	28,653
Deferred income taxes – long-term	11,915	20,839
Right of use lease assets	343,800	318,647
Other long-term assets, net	79,008	64,640
Total assets	$1,786,322	$1,434,889

Current liabilities
Accounts payable	$94,152	$55,511
Short-term borrowings	—	75,000
Lease liabilities, current	67,614	64,376
Accrued expenses and other current liabilities	449,904	155,282
Total current liabilities	611,670	350,169
Lease liabilities, long-term	295,023	270,162
Other long-term liabilities	97,483	98,252
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 45,361 outstanding at 4/24/2021 and 45,857 outstanding at 4/25/2020	45,361	45,857
Capital in excess of par value	330,648	318,215
Retained earnings	399,010	343,633
Accumulated other comprehensive loss	(1,521)	(6,952)
Total La-Z-Boy Incorporated shareholders' equity	773,498	700,753
Noncontrolling interests	8,648	15,553
Total equity	782,146	716,306
Total liabilities and equity	$1,786,322	$1,434,889

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
(Unaudited, amounts in thousands)	4/24/2021	4/25/2020
Cash flows from operating activities
Net income	$107,529	$78,984
Adjustments to reconcile net income to cash provided by operating activities
Gain on disposal of assets	(37)	(10,068)
Gain on sale of investments	(954)	(693)
Provision for doubtful accounts	(3,169)	13,383
Depreciation and amortization	33,021	31,192
Equity-based compensation expense	12,671	8,371
Goodwill impairment	—	26,862
Pension termination refund	—	(1,900)
Change in deferred taxes	8,790	719
Change in receivables	(38,288)	29,686
Change in inventories	(40,727)	14,900
Change in right-of use lease asset	65,571	67,673
Change in other assets	2,926	7,039
Change in payables	37,068	(9,913)
Change in lease liabilities	(65,881)	(66,238)
Change in other liabilities	191,397	(25,755)
Net cash provided by operating activities	309,917	164,242

Cash flows from investing activities
Proceeds from disposals of assets	2,770	11,273
Proceeds from insurance	—	1,080
Capital expenditures	(37,960)	(46,035)
Purchases of investments	(39,584)	(37,477)
Proceeds from sales of investments	36,071	37,244
Acquisitions	(2,000)	—
Net cash used for investing activities	(40,703)	(33,915)

Cash flows from financing activities
Net proceeds from credit facility	—	75,000
Payments on debt and finance lease liabilities	(75,050)	(161)
Holdback payments for acquisition purchases	(5,783)	(6,850)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	9,030	3,029
Purchases of common stock	(44,202)	(43,369)
Dividends paid to shareholders	(16,542)	(25,091)
Dividends paid to minority interest joint venture partners (1)	(8,507)	—
Net cash (used for) provided by financing activities	(141,054)	2,558
Effect of exchange rate changes on cash and equivalents	3,015	(1,144)
Change in cash, cash equivalents and restricted cash	131,175	131,741
Cash, cash equivalents and restricted cash at beginning of period	263,528	131,787
Cash, cash equivalents and restricted cash at end of period	$394,703	$263,528

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$4,638	$3,528
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands)	4/24/2021	4/25/2020	4/24/2021	4/25/2020
Sales
Wholesale segment:
Sales to external customers	$286,119	$211,218	$1,006,377	$1,026,630
Intersegment sales	97,882	63,469	294,921	283,664
Wholesale segment sales	384,001	274,687	1,301,298	1,310,294

Retail segment sales	193,535	139,660	612,906	598,554

Corporate and Other:
Sales to external customers	39,816	16,403	114,961	78,798
Intersegment sales	3,405	2,157	12,409	10,294
Corporate and Other sales	43,221	18,560	127,370	89,092

Eliminations	(101,287)	(65,626)	(307,330)	(293,958)
Consolidated sales	$519,470	$367,281	$1,734,244	$1,703,982

Operating Income (Loss)
Wholesale segment	$39,003	$30,245	$134,312	$142,440
Retail segment	23,551	14,984	46,724	48,256
Corporate and Other	(12,496)	(31,803)	(44,300)	(71,934)
Consolidated operating income	$50,058	$13,426	$136,736	$118,762

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

Fiscal 2021

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/25/2020	10/24/2020	1/23/2021	4/24/2021
Sales	$285,458	$459,120	$470,196	$519,470
Cost of sales	169,095	258,565	268,944	297,380
Gross profit	116,363	200,555	201,252	222,090
Selling, general and administrative expense	112,038	152,616	166,838	172,032
Operating income	4,325	47,939	34,414	50,058
Interest expense	(459)	(346)	(298)	(287)
Interest income	494	123	285	199
Other income (expense), net	1,474	(11)	6,532	1,471
Income before income taxes	5,834	47,705	40,933	51,441
Income tax expense	1,155	12,401	11,344	13,484
Net income	4,679	35,304	29,589	37,957
Net income attributable to noncontrolling interests	119	(369)	(357)	(461)
Net income attributable to La-Z-Boy Incorporated	$4,798	$34,935	$29,232	$37,496
Diluted weighted average common shares	45,965	46,323	46,818	46,316
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.10	$0.75	$0.62	$0.81
Fiscal 2020

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/27/2019	10/26/2019	1/25/2020	4/25/2020
Sales	$413,633	$447,212	$475,856	$367,281
Cost of sales	245,921	264,823	276,218	195,575
Gross profit	167,712	182,389	199,638	171,706
Selling, general and administrative expense	144,290	152,788	147,325	131,418
Goodwill impairment	—	—	—	26,862
Operating income	23,422	29,601	52,313	13,426
Interest expense	(318)	(308)	(265)	(400)
Interest income	727	522	844	692
Pension termination charge	—	1,900	—	—
Other income (expense), net	(760)	(532)	(5,998)	307
Income before income taxes	23,071	31,183	46,894	14,025
Income tax expense	5,083	8,279	12,178	10,649
Net income	17,988	22,904	34,716	3,376
Net income attributable to noncontrolling interests	81	(311)	(204)	(1,081)
Net income attributable to La-Z-Boy Incorporated	$18,069	$22,593	$34,512	$2,295
Diluted weighted average common shares	47,125	46,879	46,584	46,157
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.38	$0.48	$0.74	$0.05

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/24/2021	4/25/2020	4/24/2021	4/25/2020
GAAP gross profit	$222,090	$171,706	$740,260	$721,445
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	—	138	429	541
Add back: Business realignment charges	—	—	1,253	—
Add back: Supply chain optimization initiative	—	95	—	5,386
Non-GAAP gross profit	$222,090	$171,939	$741,942	$727,372

GAAP SG&A	$172,032	$131,418	$603,524	$575,821
Less: Purchase accounting (charges) gains - adjustment to fair value of contingent consideration and amortization of intangible assets and retention agreements	(1,859)	6,240	(15,595)	2,663
Less: Business realignment charges	—	—	(2,580)	—
Add back: Supply chain optimization initiative gain on sale	—	—	—	9,745
Non-GAAP SG&A	$170,173	$137,658	$585,349	$588,229

GAAP operating income	$50,058	$13,426	$136,736	$118,762
Add back: Purchase accounting charges	1,859	(6,102)	16,024	(2,122)
Add back: Business realignment charges	—	—	3,833	—
Add back: Supply chain optimization initiative	—	95	—	(4,359)
Add back: Goodwill impairment	—	26,862	—	26,862
Non-GAAP operating income	$51,917	$34,281	$156,593	$139,143

GAAP income before income taxes	$51,441	$14,025	$145,913	$115,173
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	2,038	(5,933)	16,694	(1,428)
Add back: Business realignment charges	—	—	3,833	—
Add back: Supply chain optimization initiative charges/(gain)	—	95	—	(4,359)
Add back: Goodwill impairment	—	26,862	—	26,862
Less: CARES Act benefit	—	—	(5,219)	—
Add back: Investment impairment	—	—	—	6,000
Less: Pension termination refund	—	—	—	(1,900)
Non-GAAP income before income taxes	$53,479	$35,049	$161,221	$140,348

GAAP net income attributable to La-Z-Boy Incorporated	$37,496	$2,295	$106,461	$77,469
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	2,038	(5,933)	16,694	(1,428)
Less: Tax effect of purchase accounting	837	(635)	(642)	(1,746)
Add back: Business realignment charges	—	—	3,833	—
Less: Tax effect of business realignment charges	—	—	(938)	—
Add back: Supply chain optimization initiative charges/(gain)	—	95	—	(4,359)
Less: Tax effect of supply chain optimization initiative	—	(30)	13	1,176
Add back: Goodwill impairment	—	26,862	—	26,862
Less: CARES Act benefit	—	—	(5,219)	—
Add back: Tax effect of CARES Act benefit	—	—	1,261	—
Add back: Investment impairment	—	—	—	6,000
Less: Tax effect of investment impairment	—	—	—	(1,618)
Less: Pension termination refund	—	—	—	(1,900)
Add back: Tax effect of pension termination refund	—	—	—	513
Non-GAAP net income attributable to La-Z-Boy Incorporated	$40,371	$22,654	$121,463	$100,969

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.81	$0.05	$2.30	$1.66
Add back: Purchase accounting charges, net of tax, per share	0.06	(0.14)	0.33	(0.07)
Add back: Business realignment charges, net of tax, per share	—	—	0.07	—
Less: Supply chain optimization initiative, net of tax, per share	—	—	—	(0.07)
Add back: Goodwill impairment, net of tax, per share	—	0.58	—	0.58
Less: CARES Act benefit, net of tax, per share	—	—	(0.08)	—
Add back: Investment impairment, net of tax, per share	—	—	—	0.09
Less: Pension termination refund, net of tax, per share	—	—	—	(0.03)
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.87	$0.49	$2.62	$2.16

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Year Ended
(Amounts in thousands)	4/24/2021	% of sales	4/25/2020	% of sales	4/24/2021	% of sales	4/25/2020	% of sales
GAAP operating income (loss)
Wholesale segment	$39,003	10.2%	$30,245	11.0%	$134,312	10.3%	$142,440	10.9%
Retail segment	23,551	12.2%	14,984	10.7%	46,724	7.6%	48,256	8.1%
Corporate and Other	(12,496)	N/M	(31,803)	N/M	(44,300)	N/M	(71,934)	N/M
Consolidated GAAP operating income	$50,058	9.6%	$13,426	3.7%	$136,736	7.9%	$118,762	7.0%

Non-GAAP items affecting operating income
Wholesale segment	$60		$149		$3,346		$(4,139)
Retail segment	—		138		612		541
Corporate and Other	1,799		20,568		15,899		23,979
Consolidated Non-GAAP items affecting operating income	$1,859		$20,855		$19,857		$20,381

Non-GAAP operating income (loss)
Wholesale segment	$39,063	10.2%	$30,394	11.1%	$137,658	10.6%	$138,301	10.6%
Retail segment	23,551	12.2%	15,122	10.8%	47,336	7.7%	48,797	8.2%
Corporate and Other	(10,697)	N/M	(11,235)	N/M	(28,401)	N/M	(47,955)	N/M
Consolidated Non-GAAP operating income	$51,917	10.0%	$34,281	9.3%	$156,593	9.0%	$139,143	8.2%

N/M - Not Meaningful